Exhibit 3.2
BY-LAW NO. 2
A by-law relating generally to
the transaction of the business
and affairs of
RB GLOBAL, INC.
(hereinafter referred to as the “Corporation”)
DIRECTORS
1.Calling of and notice of meetings. Meetings of the board shall be held at such place and time and on such day as they see fit. A director may at any time convene a meeting of the board. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.
2.Votes to govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.
3.Interest of directors and officers generally in contracts. No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Business Corporations Act (Ontario).
4.Advance Notice for Nomination of Directors
(a)    Meetings of Shareholders. Subject only to the Business Corporations Act (Ontario) and the Articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, and such nomination or proposed nomination is made:

Exhibit 3.2
(i)by or at the direction of the board, including pursuant to a notice of meeting;
(ii)by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act (Ontario), or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act (Ontario); or
(iii)by any person (a “Nominating Shareholder”): (a) who, at the close of business on the date of the giving of the notice provided for below in this paragraph 4 and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence satisfactory to the Corporation of such beneficial ownership; and (b) who complies with the notice procedures set forth below in this paragraph 4.
(b)    Timely Notice. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the head office of the Corporation.
(i)    To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:
A.in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and
B.in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.
(c)    Proper Written Form. To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must:
(i)    set forth the following information as to each person whom the Nominating Shareholder proposes to nominate for election as a director (each a “Proposed Nominee”):

Exhibit 3.2
A.the name, age, business address and residential address of the Proposed Nominee;
B.the principal occupation or employment of the Proposed Nominee for the most recent five years, and the name and principal business of any corporation in which such employment was carried on;
C.the citizenship and place of residence of the Proposed Nominee;
D.the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the Proposed Nominee as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;
E.any other information relating to the Proposed Nominee that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act (Ontario) and Applicable Securities Laws (as defined below); and
F.the Proposed Nominee’s written consent to being named in the notice as a nominee and to serving as a director of the Corporation if elected; and
(ii)    set forth the following information as to the Nominating Shareholder giving the notice:
A.the name and address of such Nominating Shareholder, as they appear on the securities register of the Corporation;
B.the number of securities of each class or series of securities of the Corporation owned of record and beneficially by, or under the control or direction of, directly or indirectly, such Nominating Shareholder;
C.full particulars regarding any agreement, arrangement or understanding with respect to the nomination between or among such Nominating Shareholder, any of their respective affiliates or associates, and any others acting jointly or in concert with any of the foregoing, including the Proposed Nominee;
D.full particulars regarding any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such Nominating Shareholder, whether or not such instrument or right shall be subject to settlement in underlying securities of the Corporation, the effect or intent of

Exhibit 3.2
which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder with respect to securities of the Corporation;
E.full particulars regarding any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any securities of the Corporation; and
F.any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act (Ontario) and Applicable Securities Laws (as defined below); and
(iii)    include a certification by the Nominating Shareholder that the Nominating Shareholder’s notice contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and a certification by the Proposed Nominee that the information in relation to him or her contained in the Nominating Shareholder’s Notice is true and accurate.
(d)    The Corporation may require any Proposed Nominee to furnish such other information and documents as may reasonably be required by the Corporation to (i) determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence and/or qualifications in respect of financial literacy, or lack thereof, of such Proposed Nominee or (ii) satisfy the requirements of the Business Corporations Act (Ontario), Applicable Securities Laws or applicable stock exchange rules. In addition, a Nominating Shareholder’s notice (including but not limited to the related certification) shall be promptly updated and supplemented if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of shareholders.
(e)    Eligibility for Nomination. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph 4; provided, however, that nothing in this paragraph 4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act (Ontario) or the discretion of the Chairman. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.
(f)    For purposes of this By-law No. 2:

Exhibit 3.2
(i)“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval + at www.sedarplus.ca; and
(ii)“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.
(g)    Notice. Notwithstanding any other provision of this By-law No. 2, a Nominating Shareholder’s notice given to the Corporate Secretary of the Corporation pursuant to this paragraph 4 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Corporate Secretary of the Corporation for purposes of such notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (if applicable, at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary at the address of the head office of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Pacific Standard Time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.
(h)    Compliance with Share Rights. Notwithstanding the foregoing, all nominations must be made in accordance with the special rights and restrictions attached to any class or series of shares from time to time.
(i)    Waiver of Requirement. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, waive any requirement in this paragraph 4.
SHAREHOLDERS’ MEETINGS
5.    Quorum.
(a)Quorum. At any meeting of shareholders, a quorum shall be two persons present in person and each entitled to vote thereat and holding or representing by proxy not less than thirty three per cent (33%) of the votes entitled to be cast thereat.
(b)Participation by Electronic Means. Subject to compliance with applicable requirements under the Business Corporations Act (Ontario) and regulations thereunder and applicable securities laws, any person entitled to attend and vote at a meeting of shareholders may (i) vote at the meeting in person or by proxy (and, subject to any determination made from time to time by the board, may appoint a proxy by any method permitted by law and approved by the board from time to time, including, but not limited to input of data using telephonic facilities, over certain approved secured

Exhibit 3.2
internet facilities or other electronic facilities as deemed appropriate by the board); and (ii) participate in the meeting of shareholders by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately with each other during the meeting, in a manner as approved by the board as orderly and secured and if the Corporation makes available such communication facilities.
(c)Meeting by Electronic Means – Subject to compliance with applicable requirements under the Business Corporations Act (Ontario) and regulations thereunder and applicable securities laws, the board may determine the manner of which meetings of shareholder shall be held (either at a specific place, or by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately with each other, or a combination of the foregoing as the board deems appropriate). When calling a meeting of shareholders, the board may determine that such meeting will be held entirely by means of such telephonic, electronic or other communication facilities, provided that the board is reasonably satisfied that all participants shall be able to communicate adequately with each other during the meeting.
(d)Procedures in relation to Electronic Participation. Subject to compliance with applicable requirements under the Business Corporations Act (Ontario) and regulations thereunder and applicable securities laws, the board may establish, in connection with any meeting of shareholders, procedures regarding voting at the meeting by means of telephonic, electronic or other communication facilities consistent with those procedures. The board may determine from time to time that the voting at any specific meeting shall be held entirely by such means.
INDEMNIFICATION
6.Indemnification of directors and officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act (Ontario).
7.Indemnity of others. Except as otherwise required by the Business Corporations Act (Ontario) and subject to paragraph 6, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption

Exhibit 3.2
that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.
8.Right of indemnity not exclusive. The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.
9.No liability of directors or officers for certain matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.
BANKING ARRANGEMENTS, CONTRACTS, ETC.
10.Banking arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.
11.Execution of instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any one officer or director, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any director or directors, officer or officers or any

Exhibit 3.2
other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term “contracts, documents or instruments in writing” as used in this By-law No. 2 shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.
MISCELLANEOUS
12.Invalidity of any provisions of this By-law No. 2. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this By-law No.2.
13.Omissions and errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.
INTERPRETATION
14.Interpretation. In this By-law No. 2 and all other by-laws of the Corporation words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; “articles” include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival; “board” shall mean the board of directors of the Corporation; “Business Corporations Act (Ontario)” shall mean Business Corporations Act, R.S.O. 1990, c. B. 16 as amended from time to time or any Act that may hereafter be substituted therefor; and “meeting of shareholders” shall mean and include an annual meeting of shareholders and a special meeting of shareholders.
REPEAL
15.Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed will continue to act as if appointed by the directors under the provisions of this by-law or the Business Corporations Act (Ontario) until their successors are appointed.